ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


     THIS ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into as of February 25, 1998, by and among TELTRONICS, INC., a Delaware corporation (hereinafter referred to as "Teltronics"), with its chief executive office and principal place of business at 2150 Whitfield Industrial Way, Sarasota, Florida 34243; AT SUPPLY, INC., a Texas corporation (hereinafter referred to as "ATS"), with its chief executive office and principal place of business at 4706 Shavano Oak, Suite 104, San Antonio, Texas 78249; and INTERACTIVE SOLUTIONS, INC., a Delaware corporation (hereinafter referred to as "Interactive"), with its chief executive office and principal place of business at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 (Teltronics, ATS and Interactive are hereinafter referred to collectively as "Borrowers" and individually as a "Borrower"); and THE CIT GROUP/CREDIT FINANCE, INC., a Delaware corporation (hereinafter referred to as "Lender"), with an office at 1211 Avenue of the Americas, New York, New York 10036.


                            RECITALS:

     Lender and Borrowers are parties to a certain Loan and Security Agreement dated October 28, 1994, as amended by a certain letter agreement dated December 27, 1994, a certain Second Amendment to Loan and Security Agreement dated as of December 29, 1995, a certain letter agreement dated March 11, 1996, a certain letter agreement dated May 14, 1996, a certain letter agreement dated June 4, 1996, a certain letter agreement dated July 31, 1996, a certain Seventh Amendment to Loan and Security Agreement dated January 13, 1997, a certain Eighth Amendment to Loan and Security Agreement dated February 11, 1997, a certain Ninth Amendment to Loan and Security Agreement and First Note Modification Agreement dated July 23, 1997, and a certain Tenth Amendment to Loan and Security Agreement dated January 16, 1998 (as at any time amended, the "Loan Agreement"), pursuant to which Lender has made revolving credit and term loans to Borrowers.

     The parties now desire to further amend the Loan Agreement as hereinafter set forth.

     NOW, THEREFORE, for and in consideration of TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. DEFINITIONS. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

     2. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

          (a) Subsections (a), (b) and (c) of Section 6.12 of the
Loan Agreement are hereby deleted in their entirety and the following new subsections (a), (b) and (c) are hereby substituted in lieu thereof:

               (a)  lend or advance money or property to,
          guarantee or assume indebtedness of, or invest (by capital contribution or otherwise) in any person, firm, corporation or other entity; provided, however, Borrowers may incur indebtedness to Sirrom Capital Corporation d/b/a Tandem Capital ("Sirrom") pursuant to the terms of that certain Loan and Security Agreement by and among Borrowers, TTG Acquisition Corp. and Sirrom dated February __, 1998 and that certain Debenture Purchase Agreement by and between Teltronics and Sirrom dated February __, 1998, as such agreements are in effect on the date hereof; or

               (b)  declare, pay or make any dividend,
          redemption or other distribution on account of any shares of any class of stock of Borrower now or hereafter outstanding; provided, however, that for so long as no default or Event of Default exists, on the date of or after giving effect to such dividend, redemption or other distribution and Borrowers have positive Net Availability on the date of and after giving effect to such dividend, redemption or other distribution, then Teltronics may make distributions to Sirrom with respect to the Series B Convertible Preferred Stock of Teltronics in accordance with its terms; or

               (c) make any payment of the principal amount of or interest on any indebtedness owing to any officer, director, shareholder or affiliate of any Borrower, except to the extent expressly permitted pursuant to subsection (b) above; or

          (b)  Subsection (n) of Section 7.1 of the Loan
Agreement is hereby deleted in its entirety and the following new subsection (n) is hereby substituted in lieu thereof:

               (n) Any default or event of default occurs under any of the Sirrom Documents. For purposes hereof, the term "Sirrom Documents" shall mean any and all documents, agreements or instruments by and among any or all Borrowers and Sirrom, including, without limitation, (i) that certain Loan and Security Agreement dated February 25, 1998 by and among Borrowers, TTG Acquisition Corp. and Sirrom ( the "Sirrom Loan Agreement"), (ii) that certain Senior Secured Promissory Note dated February 25, 1998 by and among Borrowers, TTG Acquisition Corp. and Sirrom, (iii) that certain Preferred Stock Purchase Agreement dated February 25, 1998 by and between Teltronics and Sirrom and
          (iv) that certain Debenture Purchase Agreement dated February 25, 1998 by and between Teltronics and Sirrom (the "Debenture Agreement").

          (c)  Subsection (ix) of Appendix A to the Loan
Agreement is hereby renumbered subsection (x) and the following new subsection (ix)is hereby inserted into Appendix A:

               (ix) lien in favor of Sirrom pursuant to the terms of the Sirrom Loan Agreement and the Debenture Agreement; provided, however, such lien shall be subject to the terms of that certain
          Intercreditor Agreement between Lender and Sirrom dated February 25, 1998; and

     3. CONSENT TO TRANSACTIONS WITH SIRROM CAPITAL. Borrowers have advised Lender that Teltronics proposes to (i) sell to Sirrom Capital Corporation d/b/a Tandem Capital ("Sirrom") 25,000 shares of Series B Convertible Preferred Stock of Teltronics for an aggregate purchase price of $2,500,000; (ii) sell to Sirrom a twelve percent (12%), subordinated, secured debenture due on February 13, 2002, in the principal amount of $1,750,000; (iii) grant to Sirrom a warrant for the purchase of 525,000 shares of Teltronics common stock; (iv) repurchase from Sirrom the eleven percent (11%) Subordinated Convertible Debenture due February 13, 2000, in the principal amount of $4,250,000; and (v) grant to Sirrom a warrant for the purchase of 325,000 shares of the common stock of Teltronics. Sections 6.5 and 6.12 of the Loan Agreement may prohibit the foregoing transactions. Subject to Lender's receipt of (i) a duly executed original of this Amendment from Borrowers and Guarantors, (ii) a duly executed original of the Intercreditor Agreement between Lender and Sirrom, and (iii) $280,000 in immediately available funds, in connection with Borrowers' payment in full of the outstanding principal balance, togther with accrued interest thereon, of the Term Loan, Lender hereby consents to the foregoing transactions.

     4. RATIFICATION AND REAFFIRMATION. Each Borrower hereby ratifies and reaffirms each of the loan documents executed in connection with or pursuant to the Loan Agreement (collectively, the "Loan Documents") and all of each Borrower's covenants, duties, indebtedness and liabilities thereunder.

     5. ACKNOWLEDGMENTS AND STIPULATIONS. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by Borrowers are legal, valid and binding obligations of each Borrower that are enforceable against each Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); and the security interests and liens granted by each Borrower in favor of Lender are duly perfected, first priority security interests and liens.

     6. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of each Borrower and this Amendment has been duly executed and delivered by each Borrower; and all of the representations and warranties made by each Borrower in the Loan Agreement are true and correct on and as of the date hereof.

     7. EXPENSES OF LENDER. Each Borrower jointly and severally agrees to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

     8. EFFECTIVENESS; GOVERNING LAW. This Amendment shall be effective upon acceptance by Lender in New York, New York (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of New York.

     9. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     10. NO NOVATION, ETC.. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

     11. ENTIRE AGREEMENT. This Amendment and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

     12. COUNTERPARTS; TELECOPIED SIGNATURES. This Amendment may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     13. FURTHER ASSURANCES. Each Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

     14. SECTION TITLES. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

     15. RELEASE OF CLAIMS. To induce Lender to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes or actions of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise.

     16. WAIVER OF JURY TRIAL. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal, and delivered by their respective duly authorized officers as of the date first written above.

                              TELTRONICS, INC.
                              ("Borrower")

                              By:  Ewen R. Cameron,
                                   President


                              AT SUPPLY, INC.
                              ("Borrower")

                              By:  Ewen R. Cameron,
                                   Chairman of the Board


                              INTERACTIVE SOLUTIONS, INC.
                              ("Borrower")

                              By:  Ewen R. Cameron,
                                   Chairman of the Board


                              Accepted in New York, New York:

                              THE CIT GROUP/CREDIT FINANCE, INC.
                              ("Lender")

                              By:       Ian Brown
                              Title:    Assistant Secretary

                     CONSENT AND REAFFIRMATION

     The undersigned guarantors of the Obligations of each Borrower at any time owing to Lender hereby (i) acknowledge receipt of a copy of the foregoing Eleventh Amendment to Loan and Security Agreement; (ii) consent to Borrowers' execution and delivery thereof and of the other documents, instruments or agreements Borrowers agree to execute and deliver pursuant thereto; (iii) agree to be bound thereby; and (iv) affirm that nothing contained therein shall modify in any respect whatsoever its respective guaranty of the Obligations and reaffirm that such guaranty is and shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation on and as of the date of such Eleventh Amendment to Loan and Security Agreement.

                              TTG ACQUISITION CORP.
                              By:  Ewen R. Cameron,
                                   Chairman of the Board


                              NORMAN R. DOBIESZ   (SEAL)


                              TELTRONICS/SRX, INC.

                              By:  Ewen R. Cameron,
                                   Chairman of the Board